                                                                    EXHIBIT 99.1

[AZTAR LOGO]

                                                              CONTACT:  Joe Cole
                                                                    602/381-4111

FOR IMMEDIATE RELEASE

AZTAR REPORTS RECORD QUARTERLY RESULTS, EPS OF 40 CENTS

        PHOENIX, Arizona -- July 10, 2001 -- Aztar Corporation (NYSE: AZR) today announced second-quarter operating results, including record quarterly operating cash flow. Highlights of the quarter, ended June 28, 2001, were:

        - Operating cash flow (EBITDAR) of $52.7 million compared with $52.0 million in the 2000 quarter.

        -       Operating income of $35.0 million compared with $34.3 million.

        - Net income of $16.0 million compared with $14.9 million last year before a non-recurring tax benefit of $7.5 million.

        - Earnings per share of 40 cents, diluted, compared with 34 cents per share a year earlier before the non-recurring tax benefit.

        - Operating cash flow margin of 25.0% compared with 23.5% last year.


                        "During our second quarter, we attained the highest level of operating cash flow in our company's history," said Paul E. Rubeli, Aztar chairman of the board, president and chief executive officer. "We continue to focus on programs that produce revenues with higher profit components and to keep tight control on our expenses. Our goal remains to increase cash flow in 2001 at all of our five properties, and we believe we can achieve that goal."

                        Operating cash flow, as measured by earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) now has increased over the year-earlier quarter in 21 of the last 22 quarters. For the last 12 months, EBITDAR was $187.8 million, a 12-month record.

TROPICANA ATLANTIC CITY

                Tropicana Casino and Resort in Atlantic City reported second-quarter operating cash flow of $33.0 million, compared with $30.7 million in the comparable 2000 quarter, a 7.5% increase. Hotel cash rooms revenue increased 10%. Operating cash flow margin was 28.3%, up from 25.3% last year. EBITDAR during the past 12 months was $113.6 million, a 12-month record.

TROPICANA LAS VEGAS

                Tropicana Resort and Casino in Las Vegas reported second-quarter operating cash flow of $8.0 million, compared to $8.7 million a year ago. Occupancy during the quarter was 99.9%. EBITDAR for the last 12 months was $28.8 million.

RAMADA EXPRESS LAUGHLIN

                Ramada Express Hotel and Casino in Laughlin, Nevada reported second-quarter operating cash flow of $6.0 million, the same as in the year-earlier quarter. Operating cash flow margin improved to 25.4% from 24.1% in the 2000 second quarter. EBITDAR for the last 12 months was $21.7 million.

CASINO AZTAR EVANSVILLE

                Casino Aztar, the company's riverboat casino in Evansville, Indiana, reported second-quarter operating cash flow of $8.0 million, compared with $8.7 million in the year-earlier quarter. Operating cash flow margin rose to 32.1% from 31.5%. EBITDAR for the last 12 months was $32.7 million.

CASINO AZTAR CARUTHERSVILLE

                Casino Aztar, the company's riverboat casino in Caruthersville, Missouri, reported $1.0 million of second-quarter operating cash flow, compared with $0.8 million in the year-earlier period. Operating cash flow margin improved to 16.5% from 13.1%. EBITDAR for the last 12 months was $3.6 million.

BALANCE SHEET ITEMS

        Long-term debt, including the current portion, was $451 million at the end of the second quarter, reduced from $456 million at the end of the first quarter. Cash and cash equivalents were $41 million at the end of the second quarter compared to $43 million at the end of the first quarter. The company's ratio of long-term debt to EBITDA was 2.7 times, the same as at the end of the 2001 first quarter, and EBITDA coverage of interest expense at the end of the second quarter was 4.25 times. There were 37.4 million shares of common stock outstanding at the end of the second quarter.

                STOCK REPURCHASE

        During the second quarter of 2001, the company purchased 475,500 shares of Aztar common stock at prices ranging from $10.50 per share to $14.95 per share at an average price of $12.98 per share. From the beginning of the share repurchase program in May 1999 through June 28, 2001, the company purchased 10.1 million shares at prices ranging from $6.69 per share to $15.63 per share at an average price of $11.53 per share. At the end of the 2001 second quarter, there remained 0.9 million shares that could be repurchased in the program authorized by our board of directors.

        YEAR-TO-DATE RESULTS

                For the first half of 2001, the company reported EBITDAR of $99.4 million compared with $98.3 million for the first half of 2000; EBITDAR margin was 23.7% compared with 22.7%. Operating income was $63.8 million, compared with $62.8 million a year earlier. Net income for the 2001 first half was $27.4 million, equivalent to $0.69 cents per share, diluted, compared with $25.9 million, or $0.59 cents per share, diluted, before the effects of a non-recurring tax benefit. The second quarter of 2000 included a non-recurring tax benefit of $7.5 million due to the favorable resolution of an issue in connection with Internal Revenue Service examinations of the company's tax returns for years 1989 through 1996.

                CONFERENCE CALL

        The company's fiscal second-quarter 2001 earnings conference call will be broadcast live on the Internet beginning at 11 a.m. Eastern Daylight Time on Wednesday, July 11, 2001. Individuals may access the live audio webcast through our website at www.aztar.com and at www.streetfusion.com. The call also will be available on replay through our corporate website and streetfusion.com for 30 days following the call.

            SELECTED RESULTS BY PROPERTY ($ in millions, except ADR*)

                                         Second Quarter                           Year to Date
                                   ---------------------------             ---------------------------
                                    2001                2000                 2001                2000
                                   -------             -------             -------             -------
                                           (unaudited)                             (unaudited)
TROPICANA ATLANTIC CITY
Revenue                            $ 116.3             $ 121.0             $ 222.9             $ 232.0
Operating income                   $  25.8             $  23.5             $  41.9             $  41.1
EBITDAR **                         $  33.0             $  30.7             $  56.4             $  55.3
EBITDAR margin                        28.3%               25.3%               25.3%               23.8%
Rent                               $   0.6             $   0.7             $   1.3             $   1.1

Occupancy                             94.5%               94.8%               93.1%               93.1%
ADR                                $ 84.09             $ 81.16             $ 80.48             $ 78.07

TROPICANA LAS VEGAS
Revenue                            $  39.7             $  40.9             $  80.7             $  78.9
Operating income                   $   3.6             $   3.8             $   6.8             $   4.9
EBITDAR                            $   8.0             $   8.7             $  15.6             $  14.8
EBITDAR margin                        20.1%               21.4%               19.3%               18.7%
Rent                               $   2.4             $   2.6             $   4.8             $   5.1

Occupancy                             99.9%               98.8%               98.2%               96.8%
ADR                                $ 73.87             $ 72.26             $ 74.77             $ 71.96

RAMADA EXPRESS LAUGHLIN
Revenue                            $  23.9             $  25.2             $  50.6             $  52.9
Operating income                   $   4.5             $   4.6             $  11.2             $  11.4
EBITDAR                            $   6.0             $   6.0             $  14.2             $  14.3
EBITDAR margin                        25.4%               24.1%               28.1%               27.0%
Rent                               $   0.1             $   0.1             $   0.2             $   0.3

Occupancy                             82.2%               86.5%               87.7%               89.5%
ADR                                $ 31.48             $ 30.16             $ 27.25             $ 27.86

CASINO AZTAR EVANSVILLE
Revenue                            $  25.0             $  27.6             $  52.3             $  55.8
Operating income                   $   4.2             $   5.3             $   9.9             $  11.3
EBITDAR                            $   8.0             $   8.7             $  17.6             $  18.0
EBITDAR margin                        32.1%               31.5%               33.6%               32.2%
Rent                               $   1.6             $   0.8             $   3.2             $   1.6

Occupancy                             73.3%               84.9%               72.7%               80.6%
ADR                                $ 66.09             $ 64.18             $ 66.63             $ 63.91

CASINO AZTAR CARUTHERSVILLE
Revenue                                $  6.0              $  6.3              $ 12.7              $ 12.9
Operating income                       $  0.3              $  0.1              $  0.8              $  0.3
EBITDAR                                $  1.0              $  0.8              $  2.2              $  1.9
EBITDAR margin                           16.5%               13.1%               17.8%               14.9%
Rent                                   $    0              $    0              $    0              $    0

CORPORATE
Operating income                       $ (3.4)             $ (3.0)             $ (6.8)             $ (6.2)
EBITDAR                                $ (3.3)             $ (2.9)             $ (6.6)             $ (6.0)
Rent                                   $  0.1              $  0.1              $  0.2              $  0.2

CONSOLIDATED
Revenue                                $210.9              $221.0              $419.2              $432.5
Operating income                       $ 35.0              $ 34.3              $ 63.8              $ 62.8
EBITDAR                                $ 52.7              $ 52.0              $ 99.4              $ 98.3
EBITDAR margin                           25.0%               23.5%               23.7%               22.7%
Rent                                   $  4.8              $  4.3              $  9.7              $  8.3

* ADR = Average Daily Rate

** EBITDAR = Earnings before interest, taxes, depreciation, amortization & rent

        Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

                                      # # #

The disclosures herein include statements that are `forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to economic conditions, the cyclical nature of the hotel business and the gaming business, competition, the effects of weather, legislative and regulatory matters, and reliance on key personnel. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for December 28, 2000 and certain registration statements of the company.

                       Aztar Corporation and Subsidiaries
                Consolidated Statements of Operations (unaudited)
            For the periods ended June 28, 2001 and June 29, 2000
                     (in thousands, except per share data)

                                                                 Second Quarter                             Six Months
                                                          -----------------------------           -----------------------------
                                                             2001                2000                2001                2000
                                                          ---------           ---------           ---------           ---------
Revenues
   Casino                                                 $ 165,472           $ 175,474           $ 331,769           $ 346,203
   Rooms                                                     20,804              19,832              39,060              36,710
   Food and beverage                                         14,418              14,959              28,885              29,250
   Other                                                     10,162              10,698              19,486              20,324
                                                          ---------           ---------           ---------           ---------
                                                            210,856             220,963             419,200             432,487
Costs and expenses
   Casino                                                    69,331              74,703             142,310             149,508
   Rooms                                                     10,231              10,040              19,582              18,770
   Food and beverage                                         14,024              14,790              28,166              28,485
   Other                                                      8,146               8,510              16,296              16,726
   Marketing                                                 20,134              23,978              40,083              47,037
   General and administrative                                19,408              19,706              38,752              39,130
   Utilities                                                  3,849               3,546               8,327               6,874
   Repairs and maintenance                                    5,894               6,683              12,067              13,104
   Provision for doubtful accounts                              970               1,060               1,844               2,664
   Property taxes and insurance                               6,153               5,922              12,392              11,918
   Rent                                                       4,782               4,265               9,689               8,350
   Depreciation and amortization                             12,931              13,446              25,927              27,166
                                                          ---------           ---------           ---------           ---------
                                                            175,853             186,649             355,435             369,732
                                                          ---------           ---------           ---------           ---------

Operating income                                             35,003              34,314              63,765              62,755

   Interest income                                              328                 341                 716                 682
   Interest expense                                          (9,084)            (10,376)            (19,162)            (21,262)
   Equity in unconsolidated partnership's loss                 (962)             (1,052)             (1,980)             (2,085)
                                                          ---------           ---------           ---------           ---------

Income before income taxes                                   25,285              23,227              43,339              40,090

   Income taxes                                              (9,273)               (874)            (15,936)             (6,713)

                                                          ---------           ---------           ---------           ---------

Net income                                                $  16,012           $  22,353           $  27,403           $  33,377
                                                          =========           =========           =========           =========

Net income per common share                               $     .42           $     .53           $     .71           $     .79

Net income per common share assuming dilution             $     .40           $     .51           $     .69           $     .76


Weighted-average common shares applicable to:
   Net income per common share                               37,566              41,356              37,889              41,861
   Net income per common share assuming dilution             39,114              43,083              39,353              43,418